Exhibit 10.1

Execution Copy

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of November 9, 2012 (this “Amendment”), among Douglas Dynamics, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and the Company, each a “Borrower” and collectively the “Borrowers”), the Lenders party hereto, and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the lenders party thereto, the Administrative Agent and other parties thereto have entered into that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 18, 2011 (as amended, supplemented or modified, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to so amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Borrowers and Lenders hereby agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

Section 1.1                                   Amendment to Section 1.1. Section 1.1 is hereby amended as follows:

(a)         The following definition is hereby added, which shall be inserted in the proper alphabetical order:

“First Amendment Effective Date” means November 9, 2012.

(b)         The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

“Applicable Margin’’ means, for any day, (i) from the Closing Date up to and including the First Amendment Effective Date, with respect to any ABR Loan or Eurodollar Loan, a percentage, per annum, equal to (a) in the case of ABR Loans, 1.25% and (b) in the case of Eurodollar Loans, 2.25% and (ii) after the First Amendment Effective Date, with respect to any ABR Loan or Eurodollar Loan, a percentage, per annum, equal to (a) in the case of ABR Loans, 0.75% and (b) in the case of Eurodollar Loans, 1.75% .

(c)          The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder.  The initial amount of each Lender’s Commitment on the Closing Date is set forth on Part I of the Commitment Schedule. The initial amount of each Lender’s Commitment on the First Amendment Effective Date is set forth on Part II of the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

(d)         The definition of “Maturity Date” is hereby amended by deleting the words “April 18, 2016” and replacing it with the words “April 17, 2017”.

(e)          The definition of “Revolving Commitment” is hereby amended and restated in its entirety as follows:

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.9 and (b) assignments by or to such Lender pursuant to Section 10.6.  The initial amount of each Lender’s Revolving Commitment on the Closing Date is set forth on Part I of the Commitment Schedule. The initial amount of each Lender’s Revolving Commitment on the First Amendment Effective Date is set forth on Part II of the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $70,000,000. The initial aggregate amount of the Lenders’ Revolving Commitment on the First Amendment Effective Date is $80,000,000.

Section 1.2                                   Amendment to Section 2.9. Section 2.9(e) is hereby amended by replacing the term “$40,000,000” with “$30,000,000”.

Section 1.3                                   Amendment to Schedules. The Credit Agreement is hereby amended by replacing the Commitment Schedule in its entirety with the Commitment Schedule attached hereto as Annex 1.

ARTICLE II
CONDITIONS TO CLOSING

Section 2.1                                   Immediately upon the satisfaction of all of the following conditions, the amendments contained in Article I of this Amendment shall become effective (the date on which the applicable conditions are satisfied being the “First Amendment Effective Date”):

(a)         Amendment.  The Borrowers, Holdings and the Lenders shall have delivered a duly executed counterpart of this Amendment to the Administrative Agent.

(b)         Representations and Warranties.  Each of the representations and warranties of the Borrowers and Holdings set forth herein shall be true and correct in all respects and each of the representations of the Borrowers and Holdings set forth in any other Credit Documents shall be true and correct in all material respects (it being understood that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to any such qualification therein) with the same effect as though made on and as of the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(c)          Default.  No Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall result from entering into this Amendment.

(d)         Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the chief financial officer of the Company, confirming compliance with the conditions precedent set forth in (b) and (c) of this Article II.

(e)          Organizational Documents; Incumbency.  The Administrative Agent shall have received (i) copies of each Organizational Document for each Borrower and Holdings, certified as of a recent date prior to the Closing Date by the appropriate governmental official or, as applicable, by an officer of such Credit Party or a certification by an officer of such Credit Party that the Organizational Documents delivered to the Administrative Agent and certified as true, correct and complete on the Closing Date continue to be true, correct and complete on the First Amendment Effective Date and have not been amended, supplemented or otherwise modified; (ii) signature and incumbency certificates of the officers of each Borrower and Holdings; (iii) resolutions of the Board of Directors or similar governing body of each Borrower and Holdings approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Borrower’s and Holdings’ jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the First Amendment Effective Date.

(f)           Opinion of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Foley & Lardner LLP, counsel for the Borrowers and Holdings, in form and substance satisfactory to the Administrative Agent, dated as of the First Amendment Effective Date (and each Borrower and Holdings hereby instructs such counsel to deliver such opinion to Agents and Lenders).

(g)          Fees and Expenses.  The Borrowers shall have paid (i) the invoiced legal fees of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Administrative Agent, then payable pursuant to the terms of any Credit Document, (ii) to the Administrative Agent for the account of each Lender, an amount equal to 0.10% of such Lender’s Commitment after giving effect to this Amendment and (iii) all other fees, costs and expenses then payable pursuant to any other Credit Document with respect to this Amendment or the transactions contemplated hereunder.

ARTICLE III
MISCELLANEOUS

Section 3.1                                   Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Credit Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the First Amendment Effective Date, each reference to the Credit Agreement in the Credit Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Documents in similar or different circumstances.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 3.2                                   No Novation.  Neither this Amendment nor the replacement of the terms of the Credit Agreement by the terms of this Amendment shall extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any security agreement, any pledge agreement or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.  Nothing expressed or implied in this Amendment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower or any other Credit Party under any Credit Document from any of its obligations and liabilities thereunder.  Each of the Credit Agreement and the other Credit Documents shall remain in full force and effect, until and except as modified hereby or in connection herewith.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 3.3                                   No Representations by Lenders or Administrative Agent.  The Borrowers and Holdings hereby acknowledge that they have not relied on any representation, written or oral, express or implied, by any Lender or the Administrative Agent, other than those expressly contained herein, in entering into this Amendment.

Section 3.4                                   Representations of Holdings and the Borrowers.  Holdings and each Borrower represents and warrants to the Administrative Agents and the Lenders that (a) the execution, delivery and performance by it of this Amendment are within such entity’s powers and have been duly authorized by all necessary corporate or limited liability company action, (b) the execution, delivery and performance by Credit Parties of this Amendment and the consummation of the transactions contemplated by this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except to the extent obtained on or before the First Amendment Effective Date, (c)  the execution, delivery and performance by Credit Parties of this Amendment and the consummation of the transactions contemplated by hereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, (ii) violate any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties), or (v) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, and (d) this Amendment and the Credit Agreement, as amended by this Amendment, are legal, valid and binding obligations of such entity, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.5                                   Reaffirmation. Each Borrower and Holdings, each as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or are guarantors, as the case may be, under the Credit Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such documents to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such documents to which it is a party as security for the Obligations, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Credit Agreement or any other Credit Document.  Each Borrower and Holdings do not, and hereby covenant that they will not, contest that the Collateral Agent has and will continue to possess valid and perfected security interests in, and liens upon, all of the property as set forth in the Credit Documents.

Section 3.6                                   Ratification of Guaranty.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Credit Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations secured thereby.

Section 3.7                                   Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the Administrative Agent.

Section 3.8                                   Headings.  The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment.

Section 3.9                                   Severability.   In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 3.10                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.11                            APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 3.12                            Costs and Expenses.  Borrowers shall pay all reasonable out-of-pocket expenses of Administrative Agent and the Lenders associated with this Amendment, including the reasonable out-of-pocket fees and expenses of Administrative Agent’s counsel.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert L. McCormick
	Name:	Robert L. McCormick
	Title:	Vice President, Chief Financial
Officer and Secretary

DOUGLAS DYNAMICS, L.L.C.

By:	/s/ Robert L. McCormick
	Name:	Robert L. McCormick
	Title:	Vice President, Chief Financial
Officer and Secretary

DOUGLAS DYNAMICS FINANCE COMPANY

By:	/s/ Robert L. McCormick
	Name:	Robert L. McCormick
	Title:	Vice President, Chief Financial
Officer and Secretary

FISHER, LLC

By:	/s/ Robert L. McCormick
	Name:	Robert L. McCormick
	Title:	Vice President, Chief Financial
Officer and Secretary

[Signature Page to First Amendment

to Amended and Restated Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
individually, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Michael A. Hintz
	Name:	Michael A. Hintz
	Title:	Authorized Officer

[Signature Page to First Amendment

to Amended and Restated Credit and Guaranty Agreement]

WELLS FARGO CAPITAL FINANCE, LLC
as a Lender

By:	/s/ Thomas Forbath
	Name:	Thomas Forbath
	Title:	Vice President

[Signature Page to First Amendment

to Amended and Restated Credit and Guaranty Agreement]

Annex 1 — Commitment Schedule

Commitment Schedule

Part I

Lender	Revolving Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$40,000,000	57.14285714%
Wells Fargo Capital Finance, LLC	$30,000,000	42.85714286%
Total	$70,000,000	100.000000000%

Part II

Lender	Revolving Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$46,000,000	57.500000000%
Wells Fargo Capital Finance, LLC	$34,000,000	42.500000000%
Total	$80,000,000	100.000000000%